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                                                                    EXHIBIT 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT



We consent to the inclusion in the Amendment No. 1 to Registration Statement on Form S-1 and related Prospectus of Team Financial, Inc. relating to Preferred Securities of Team Financial Capital Trust I of our report dated February 16, 2001 with respect to the consolidated financial statements of Team Financial, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts."


/s/ KPMG


Kansas City, Missouri
July 23, 2001